Exhibit 10.14.1

FINAL SIGNED

AMENDMENT TO THE PDC ENERGY

CHANGE OF CONTROL AND SEVERANCE PLAN

WHEREAS, Petroleum Development Corporation (the ‘‘Company”) adopted the PDC Energy Change of Control and Severance Plan (the “Plan”) effective as of January 1, 2011 primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(3) and 40l(a) of ERISA; and

WHEREAS, the Company desires to amend the Plan, effective as of January 1, 2012.

NOW, THEREFORE, the Plan is amended effective as of January 1, 2012 as follows:

SECTION 1. The definition of “Executive” in Section 1.1(i) is amended to read as follows:

(i)    “Executive” shall mean any individual who is part of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(3) and 401(a) of ERISA, including but not limited to either a Vice President or the Chief Accounting Officer of the Company, who is chosen by the Committee to participate in the Plan. Effective January 1, 2012: (A) With respect to an individual who is first employed as a Vice President of the Company on or after such date, such individual shall automatically be considered an Executive as of his or her date of hire, and (B) with respect to any other individual who is part of a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(3) and 40l(a) of ERISA, such individual will initially participate in the Plan if and when selected as a participant by the Committee; provided that such Executive may be designated as a “CIC Protected Executive.” Such CIC Protected Executive will be entitled solely to those benefits provided under Section 2.2 of the Plan and shall not be entitled to those benefits provided under Section 2.1 of the Plan. An Executive who first becomes eligible to participate in the Plan on or after January 1, 2012, shall be deemed a CIC Protected Executive only if such individual is notified by the Committee in writing of such status during such Executive’s initial year of participation in the Plan. CIC Protected Executives shall be listed on Exhibit B which may be amended from time to time.

SECTION 2. The first paragraph of Section 3.1 is amended to read as follows:

3.1    Committee’s Powers and Duties. The Company shall be the named fiduciary and shall have full power to administer the Plan in all of its details, subject to applicable requirements of law. The duties of the Company shall be performed by the Committee, provided that the Committee (i) delegates to the Chief Executive Officer the power to reduce or terminate the coverage of an Executive under the Plan as provided in Section 4.4(a) and to add CIC Protected Executives as participants in the Plan, provided, however, that the Chief Executive Officer shall be required to obtain the approval by the Committee if the added CIC Protected Executive would cause the number of Executives participating in the Plan to exceed twenty (20) at any point in time and provided further that the Chief Executive Officer shall report annually to the Committee the total number of CIC Protected Executives as reflected on Exhibit B, as amended from time to time, and (ii) may delegate all or any portion of the duties to an Executive Officer of the Company. It shall be a principal duty of the Committee to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan. For this purpose, the Committee’s powers shall include, but not be limited to, the following authority, in addition to all other powers provided by the Plan:

SECTION 3. Section 4.4(a) is amended to read as follows:

(a)    The Plan may be amended from time to time or terminated at the discretion of the Board; provided, however, the Board may delegate the power to amend or terminate the Plan to the Committee. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, may reduce or terminate the coverage of any Executive under the Plan by giving prior written notice to the executive at least one (1) year in advance of such reduction or termination of coverage; provided that in the event of a Change of Control during the existence of the Plan, the Plan shall remain in full force and effect and benefits may not be reduced during the Change of Control Period.

SECTION 4. Exhibit B, attached hereto, listing CIC Protected Executives, shall be added to the Plan.

IN WITNESS WHEREOF, the authorized representative of the Company has signed this
Amendment on December 22, 2011.

Petroleum Development Corporation

By: James M. Trimble
Its: President and CEO

Attest:
By: Sue Sander
Its: Assistant Corporate Secretary